Exhibit 99.1

                   Equinix Reports First Quarter 2004 Results

     FOSTER CITY, Calif.--(BUSINESS WIRE)--April 22, 2004--Equinix, Inc. (Nasdaq:EQIX)

    -- Increased revenues by 45% over same quarter 2003 and 11% over previous quarter.
    -- Added 82 new customers including BellSouth, MCI Worldcom Asia Pte., Tommy Hilfiger and Viacom with strong bookings from installed base including Amazon.com, IBM, Ticketmaster and Yahoo!
    -- Completed sale of $86 million convertible subordinated debentures and reduced effective interest rate on outstanding debt that requires cash interest payments from 10% to 2.5%.

     Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported its quarterly results for the period ended March 31, 2004.
     Revenues were $36.8 million for the first quarter ended March 31, 2004 representing a 45% increase over the same quarter last year and an 11% increase over fourth quarter of 2003. Recurring revenues, consisting of colocation, interconnection and managed services, were $34.5 million, a 43% increase over the same quarter last year and a 9% increase over fourth quarter 2003. Non-recurring revenues were $2.3 million for the quarter ended March 31, 2004, consisting of $1.6 million of professional services and installation fees and $700,000 of customer settlements.
     Cost of revenues were $33.8 million for the first quarter, a 10% increase over the same quarter last year and a 4% increase over the previous quarter. Cost of revenues, excluding non-cash depreciation, amortization, accretion and stock-based compensation of $13.6 million, were $20.2 million for the first quarter, a 19% increase over same quarter last year and a 6% increase over the previous quarter. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 45%, up from 33% the same quarter last year and 43% the previous quarter.
     Selling, general and administrative expenses were $12.9 million for the first quarter, an 18% decrease from the same quarter last year and a 3% decrease from the previous quarter. Selling, general and administrative expenses, excluding non-cash depreciation, amortization and stock-based compensation of $2.0 million, were $10.9 million for the first quarter, a 5% decrease from same quarter last year and 1% decrease from the previous quarter.
     With the net proceeds from the 2.5% convertible subordinated debenture offering in February 2004, the Company paid off the remaining amounts outstanding on its credit facility and 13% senior notes, as well as two other smaller debt facilities. This translates to a reduction of quarterly cash pay interest from approximately $1.6 million to approximately $550,000. In addition, in March 2004, holders of our 10% $10.0 million convertible secured notes issued in connection with the Crosslink financing in June 2003, converted the $10.0 million of principal into 2.5 million shares of our common stock. As a result of these debt repayments and debt conversions, we recorded a charge for loss on debt extinguishment and conversion totaling $16.2 million during the quarter ended March 31, 2004, comprised of the non-cash charges for the write-off of debt issuance costs and discounts in connection with these various debt instruments totaling $13.7 million and approximately $2.5 million for cash redemption and transaction costs.
     Net loss for the first quarter was $30.1 million, or a basic and diluted net loss per share of $2.00. Excluding the loss on debt extinguishment and conversion, the net loss for the quarter was $13.9 million, or a basic and diluted net loss per share of $0.92.
     The Company's cash net income, defined as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, non-cash interest expense and non-cash loss on debt extinguishment and conversion, for the quarter was $1.7 million.
     EBITDA, defined as loss from operations less depreciation, amortization, accretion and stock-based compensation expense for the first quarter was $5.7 million, an $8.7 million increase from the same quarter last year and a $2.6 million increase over the previous quarter. This reflects a 70% flow-though rate on incremental revenues in the quarter.
     Capital expenditures in the quarter were $4.9 million, half of which was related to the new Santa Clara center.
     As of March 31, 2004, the company's cash, cash equivalents and short-term investments were $88.6 million.
     Equinix added 82 new customers in the first quarter including BellSouth, Burrelle's Information Services, First Commercial Bank Ltd., MCI Worldcom Asia Pte., Misys International Banking Systems, Postini, Tommy Hilfiger, XO Asia and Viacom. The company received additional orders in the quarter from more than 50% of its existing U.S. customers including Amazon.com, IBM, Ticketmaster and Yahoo! The company ended the quarter with approximately 775 customers and a utilization rate in its existing centers of 43%.
     "Equinix delivered a great quarter with solid revenue gains and continued expansion of operating margins," said Peter Van Camp, CEO of Equinix. "We continue to see excellent opportunities for further growth evidenced by strong bookings, our expansion in the Washington, D.C. market and our confidence in the outlook for the year."

     Recent Company Developments

     -- Equinix announced today that it has signed a long-term lease to expand its footprint with the addition of a new 95,000 square foot data center in the Washington, D.C. metro area. The center is adjacent to Equinix's existing Washington, D.C. metro area IBX. The addition of the center expands the global Equinix footprint to over 1.3 million square feet and adds 2,500 cabinets to Equinix capacity. Equinix intends to invest approximately $5.0 million in 2004 to make additional infrastructure enhancements and currently intends to begin placing customers in the center beginning November 1, 2004.

     -- At close of business today, Equinix filed an S-3 registration statement with the Securities and Exchange Commission to register 2.5 million shares of common stock on behalf of Crosslink Capital and its affiliates. The shares of common stock to be registered represent the conversion of all holdings of convertible secured notes held by entities affiliated with Crosslink Capital from the original $10.0 million investment, which closed in June 2003. As a result of this conversion, these convertible secured notes will no longer accrue interest.

     -- U.S. interconnection services revenue increased by 11% over fourth quarter 2003 and was 22% of U.S. recurring revenues for the quarter. Interconnection services represent 20% of total recurring revenues. Customer cross-connects grew to 7,293, a 9% increase over the prior quarter and a 66% increase over same quarter last year. Ports on the Equinix GigE Exchange were reported at 282, a 6% increase over the fourth quarter 2003 and a 53% increase over the same quarter last year.

     Business Outlook

     For 2004, revenues are expected to be in the range of $156.0 to $162.0 million. Total year cash gross margins are expected to be in the range of 45-50%. Cash selling, general and administrative expenses are expected to be in the range of $42.0 to $44.0 million. EBITDA for the year is expected to be between $30.0 and $35.0 million. Capital expenditures for 2004 are expected to be approximately $20.0 million, of which approximately $10.0 million will be for expansion capital expenditures related to our Santa Clara and Washington, D.C. acquisitions. Free cash flow is expected to be in excess of $10.0 million.
     For the second quarter 2004, the company expects revenue to be in the range of $38.0 to $39.0 million. Capital expenditures in the quarter will be approximately $5.0 million. Cash gross margins are expected to be in the range of 45-46%. Cash selling, general and administrative expenses are expected to be in the range of $10.0 to $11.0 million. EBITDA for the quarter is expected to be between $6.5 and $7.5 million.
     The company will discuss its results and guidance on its quarterly conference call on Thursday, April 22, 2004, at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). To hear the conference call, please dial 1-484-630-5144 (domestic and international) at 5:20 p.m. (ET) and reference the passcode
(EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available on Thursday April 22, 2004 at 7:30 p.m. (ET) until May 22, 2004 by dialing 1-402-998-1741.

     About Equinix

     Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's 14 Internet Business Exchange(TM) (IBX(R)) centers in five countries, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

     Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.

     This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in the recently-acquired Santa Clara and Washington, D.C. centers; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

     Non-GAAP Financial Measures

     Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense, cash net income (loss) and free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash items that it believes are not good indicators of the company's current or future operating performance. These non-cash items are depreciation, amortization, accretion, stock-based compensation, non-cash interest, and, with respect to 2004 results, the non-cash portion of loss on debt extinguishment and conversion (there were no such loss in 2003). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash items in order for Equinix's lenders, investors, and industry analysts who review and report on the company, to better evaluate the company's core operating performance and cash spending levels relative to its industry sector and competitor base.
     Equinix excludes depreciation expense as these non-cash charges primarily relate to the initial construction costs of our IBX hubs and do not reflect our current or future cash spending levels to support our business. Our IBX hubs are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX hubs do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX hubs. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX hubs, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
     In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the company's current or future operating performance. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock options that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes interest expense associated with the amortization of debt issuance costs and discounts, as well as the interest expense associated with its convertible secured notes as such interest expenses do not require any cash in the periods presented nor will they in future periods. Lastly, with respect to its 2004 results, Equinix excludes the non-cash portion of the loss on debt extinguishment and conversion, which represents the write-off of the unamortized debt issuance costs and discounts associated with the debt facilities extinguished or converted as no cash was expended in the periods presented for such write-offs nor will there be in the future. Management believes such write-offs of debt issuance costs and discounts were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.
     Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
     Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
     Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three months ended March 31, 2004 and 2003, presented within this press release.


                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
               (in thousands, except per share detail)


                                                Three Months Ended
                                              March 31,     March 31,
                                                2004           2003
                                             ------------  -----------
                                                    (unaudited)

Recurring revenues                               $34,483      $24,103
Non-recurring revenues                             2,337        1,332
                                             ------------  -----------
   Revenues                                       36,820       25,435

Cost of revenues                                  33,785       30,619
                                             ------------  -----------
     Gross profit (loss)                           3,035       (5,184)
                                             ------------  -----------

Operating expenses:
   Sales and marketing                             4,642        4,703
   General and administrative                      8,242       10,924
                                             ------------  -----------
     Total operating expenses                     12,884       15,627
                                             ------------  -----------

Loss from operations                              (9,849)     (20,811)
                                             ------------  -----------

Interest and other income (expense):
   Interest income                                   242           70
   Interest expense and other                     (4,130)      (4,812)
   Loss on debt extinguishment and conversion    (16,211)           -
                                             ------------  -----------
     Total interest and other, net               (20,099)      (4,742)
                                             ------------  -----------

Net loss before income taxes                     (29,948)     (25,553)

   Income taxes                                     (194)           -

                                             ------------  -----------
Net loss                                        $(30,142)    $(25,553)
                                             ============  ===========

Basic and diluted net loss per share              $(2.00)      $(3.00)
                                             ============  ===========

Shares used in computing basic
 and diluted net loss per share                   15,104        8,512
                                             ============  ===========

Pro forma basic and diluted
 net loss per share (1)                           $(0.92)      $(3.00)
                                             ============  ===========

Shares used in computing pro forma
 basic and diluted net loss per share             15,104        8,512
                                             ============  ===========

---------------------------------------------

(1) Pro forma basic and diluted net loss per share excludes the $16,211,000 loss on debt extinguishment and conversion in the quarter ended March 31, 2004.

                             EQUINIX, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
                             PRESENTATION
                            (in thousands)


                                                Three Months Ended
                                              March 31,     March 31,
                                                 2004          2003
                                            -------------- -----------
                                                     (unaudited)

Recurring revenues                                $34,483     $24,103
Non-recurring revenues                              2,337       1,332
                                            -------------- -----------
   Revenues                                        36,820      25,435

Cash cost of revenues (1)                          20,220      17,030
                                            -------------- -----------
           Cash gross profit (2)                   16,600       8,405
                                            -------------- -----------

Cash operating expenses (3):
   Cash sales and marketing expenses(4)             4,138       4,065
   Cash general and administrative
    expenses(5)                                     6,805       7,414
                                            -------------- -----------
           Total cash operating expenses           10,943      11,479
                                            -------------- -----------

 EBITDA (6)                                         5,657      (3,074)
                                            -------------- -----------

Cash interest and other income
 (expense)(7):
   Interest income                                    242          70
   Cash interest expense and other (8)             (1,515)     (2,726)
   Cash loss on debt extinguishment and
    conversion (9)                                 (2,505)          -
   Income taxes                                      (194)          -
                                            -------------- -----------
      Total cash interest and other, net           (3,972)     (2,656)
                                            -------------- -----------

Cash net income (loss) (10)                        $1,685     $(5,730)
                                            ============== ===========

Cash gross margins (11)                                45%         33%
                                            ============== ===========

--------------------------------------------

(1) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

   Cost of revenues                               $33,785     $30,619
   Depreciation, amortization and accretion
    expense                                       (13,545)    (13,549)
   Stock-based compensation expense                   (20)        (40)
                                            -------------- -----------
      Cash cost of revenues                       $20,220     $17,030
                                            ============== ===========

(2) We define cash gross profit as revenues less cash cost of revenues (as defined above).

(3) We define cash operating expenses as operating expenses less depreciation, amortization, accretion and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(4) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

   Sales and marketing expenses                    $4,642      $4,703
   Depreciation and amortization expense             (474)       (525)
   Stock-based compensation expense                   (30)       (113)
                                            -------------- -----------
      Cash sales and marketing expenses            $4,138      $4,065
                                            ============== ===========

(5) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

   General and administrative expenses             $8,242     $10,924
   Depreciation and amortization expense             (810)     (2,705)
   Stock-based compensation expense                  (627)       (805)
                                            -------------- -----------
      Cash general and administrative
       expenses                                    $6,805      $7,414
                                            ============== ===========

(6) We define EBITDA as loss from operations less depreciation, amortization, accretion and stock-based compensation expense as presented below:

   Loss from operations                           $(9,849)   $(20,811)
   Depreciation, amortization and accretion
    expense                                        14,829      16,779
   Stock-based compensation expense                   677         958
                                            -------------- -----------
      EBITDA                                       $5,657     $(3,074)
                                            ============== ===========

(7) We define cash interest and other income (expense) as interest expense plus income taxes less interest income, non-cash interest expense and non-cash loss on debt extinguishment and conversion. Non-cash interest expense is comprised of amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes. Non-cash loss on debt extinguishment and conversion is comprised of the non-cash write-off of debt issuance costs and discounts.

(8) Cash interest expense and other is defined as interest expense less amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes as presented below:

   Interest expense and other                     $(4,130)    $(4,812)
   Amortization of debt discounts and debt
   issuance costs                                   1,309       1,036
   Non-cash interest on convertible secured
    notes                                           1,306       1,050
                                            -------------- -----------
      Non-cash interest expense                     2,615       2,086
                                            -------------- -----------
      Cash interest expense and other             $(1,515)    $(2,726)
                                            ============== ===========

(9) Loss on debt extinguishment and
    conversion                                   $(16,211)         $-

    Non-cash write-off of debt issuance costs
     and discounts                                 13,706           -
                                            -------------- -----------
      Non-cash loss on debt extinguishment
       and conversion                              13,706           -
                                            -------------- -----------
      Cash loss on debt extinguishment and
       conversion                                 $(2,505)         $-
                                            ============== ===========

(10) We define cash net income (loss) as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, non-cash interest expense and non-cash loss on debt extinguishment and conversion as presented below:

   Net income (loss)                             $(30,142)   $(25,553)
   Depreciation, amortization and accretion
    expense                                        14,829      16,779
   Stock-based compensation expense                   677         958
   Non-cash interest expense (defined above)        2,615       2,086
   Non-cash loss on debt extinguishment and
    conversion (defined above)                     13,706           -
                                            -------------- -----------
      Cash net income (loss)                       $1,685     $(5,730)
                                            ============== ===========

(11) We define cash gross margins as cash gross profit divided by revenues.


                             EQUINIX, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


     Assets                                  March 31,    December 31,
                                                2004          2003
                                            ------------  ------------
                                                   (unaudited)

Cash, cash equivalents and short-term
 investments                                    $88,638       $72,971
Accounts receivable, net                         10,079        10,178
Property and equipment, net                     334,295       343,554
Goodwill and other intangible assets, net        23,190        23,509
Debt issuance costs, net                          3,625         5,954
Other assets                                      7,346         8,366
                                            ------------  ------------
      Total assets                             $467,173      $464,532
                                            ============  ============

    Liabilities and Stockholders' Equity

Accounts payable and accrued expenses           $16,158       $16,426
Accrued property and equipment                    2,258         2,454
Accrued interest payable                          2,254         1,114
Debt facilities and capital lease
 obligations                                          -         3,412
Credit facility                                       -        34,281
Senior notes                                          -        29,220
Convertible secured notes                        30,218        31,683
Convertible subordinated debentures              86,250             -
Deferred rent                                    21,921        20,283
Other liabilities                                 5,191         5,582
                                            ------------  ------------
      Total liabilities                         164,250       144,455
                                            ------------  ------------

Preferred stock                                       2             2
Common stock                                         18            15
Additional paid-in capital                      768,058       755,698
Deferred stock-based compensation                  (661)       (1,032)
Accumulated other comprehensive income            1,452         1,198
Accumulated deficit                            (465,946)     (435,804)
                                            ------------  ------------
      Total stockholders' equity                302,923       320,077
                                            ------------  ------------

      Total liabilities and stockholders'
       equity                                  $467,173      $464,532
                                            ============  ============

                            EQUINIX, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                            (in thousands)


                                                Three Months Ended
                                              March 31,    March 31,
                                                2004         2003
                                            ------------- ------------
                                                    (unaudited)

Cash flows from operating activities:
 Net loss                                       $(30,142)    $(25,553)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities:
   Depreciation, amortization and accretion       14,829       16,779
   Amortization of stock-based compensation          677          958
   Non-cash interest expense                       2,615        2,086
   Loss on debt extinguishment and conversion     16,211            -
   Other reconciling items                         1,711          987
   Changes in operating assets and
    liabilities:
      Accounts receivable                             29       (1,677)
      Accounts payable and accrued expenses          190       (2,642)
      Accrued restructuring charges                 (458)      (7,919)
      Accrued merger and financing costs               -       (3,768)
      Accrued interest payable                       (36)        (990)
      Other assets and liabilities                   855        2,181
                                            ------------- ------------
       Net cash provided by (used in)
        operating activities                       6,481      (19,558)
                                            ------------- ------------
Cash flows from investing activities:
 Purchases of property and equipment              (4,908)        (346)
 Accrued property and equipment                     (196)           -
 Other investing activities                            -        1,989
                                            ------------- ------------
       Net cash provided by (used in)
        investing activities                      (5,104)       1,643
                                            ------------- ------------
Cash flows from financing activities:
 Proceeds from warrants, stock options and
  employee stock purchase plan                     2,060          159
 Proceeds from convertible subordinated
  debentures                                      86,250            -
 Repayment of debt facilities and capital
  lease obligations                               (3,527)      (2,518)
 Repayment of credit facility                    (34,281)           -
 Repayment of senior notes                       (30,475)           -
 Other financing activities                       (5,727)           -
                                            ------------- ------------
       Net cash provided by (used in)
        financing activities                      14,300       (2,359)
                                            ------------- ------------
Effect of foreign currency exchange rates on
 cash and cash equivalents                           (10)          36
                                            ------------- ------------
Net increase (decrease) in cash, cash
 equivalents and short-term investments           15,667      (20,238)
Cash, cash equivalents and short-term
 investments at beginning of period               72,971       41,216
                                            ------------- ------------
Cash, cash equivalents and short-term
 investments at end of period                    $88,638      $20,978
                                            ============= ============

Free cash flow (2)                                $1,377     $(17,915)
                                            ============= ============

--------------------------------------------

(1) The cash flow statements presented herein combines our short-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchase, sale and maturities of our short-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2) We define free cash flow as net cash provided by (used in) operating activities plus net cash provided by (used in) investing activities (excluding the purchase, sale and maturities of short-term investments) as presented below:

 Net cash provided by (used in) operating
  activities as presented above                    $6,481    $(19,558)
 Net cash provided by (used in) investing
  activities as presented above                  (5,104)       1,643
                                            ------------- ------------
   Free cash flow positive (negative             $1,377     $(17,915)
                                            ============= ============


    CONTACT: Equinix
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc. for Equinix
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com